UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 8, 2005, Salem Communications Corporation (“Salem”) issued a press release regarding its results of operations for the quarter ended June 30, 2005.

ITEM 7.01     REGULATION FD DISCLOSURE

On August 8, 2005, Salem issued a press release regarding its results of operations for the quarter ended June 30, 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated August 8, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending June 30, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: August 8, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 8, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending June 30, 2005.

Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES STRONG SECOND QUARTER 2005 RESULTS

Second Quarter Same Station Revenue and Same Station Operating Income

Increase 6.2% and 10.6%, Respectively

CAMARILLO, CA August 8, 2005 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on Christian and family-themed programming, announced today results for the second quarter ended June 30, 2005.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Despite a challenging quarter of flat revenue growth for the overall radio industry, Salem achieved 6.2% same station revenue growth and 10.6% same station operating income growth. Salem’s performance was a result of strong same station growth at our News Talk stations, which grew revenue by 23.7% and at our contemporary Christian music (“CCM”) station in Atlanta, which grew revenue by 20.0% in the quarter.  Our Christian Teaching and Talk stations continued their history of steady and consistent performance growing same station revenue by 5.7% in the quarter.”

Mr. Atsinger continued, “We remain confident about our future growth prospects.  Our CCM format stations in Atlanta, Cleveland, Portland and Honolulu each achieved their highest audience share to date in their female 25-54 target demographic in Arbitron’s spring 2005 book. Also in the spring book, KLTY’s female 25-54 audience share, was tied for #1 in the Dallas market. This is a significant accomplishment since it is the first time a CCM station has been ranked #1 in the female 24-54 demographic in any major market. These audience trends position us favorably for future revenue and profit growth.  Looking at our business as a whole, our most significant growth opportunity is to develop to maturity our start-up and early development stage radio stations.  Approximately half of our stations, including all of our News Talk and many of our CCM stations, are in one of these development stages. We intend to fully exploit this potential.”

Second Quarter 2005 Results

For the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004:

•

Net broadcasting revenue increased 7.8% to $51.5 million from $47.8 million;

•

Operating income decreased 6.0% to $11.2 million from $11.9 million;

•

Net income increased to $3.6 million, or $0.14 net income per diluted share, from a net loss of $0.2 million, or $0.01 loss per share;

•

Station operating income (“SOI”) increased 5.6% to $20.0 million from $18.9 million;

•

EBITDA increased to $14.5 million from $8.4 million;

•

Adjusted EBITDA decreased 0.4% to $15.2 million from $15.3 million;

•

Same station net broadcasting revenue increased 6.2% to $43.1 million from $40.6 million;

•

Same station SOI increased 10.6% to $18.9 million from $17.1 million; and

•

Same station SOI margin increased to 43.9% from 42.1%.

Included in the results for the quarter ended June 30, 2005 is:

•

An accrual of litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share).

Included in the results for the quarter ended June 30, 2004 are:

•

A $6.6 million loss from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011 ($4.0 million loss, net of tax, or $0.16 loss per share); and

•

A loss of $0.3 million from discontinued operations, net of tax, or $0.01 loss per share.

Other comprehensive loss of $1.3 million, net of tax, is related to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,939,455 diluted weighted average shares for the quarter ended June 30, 2005, and 25,412,122 diluted weighted average shares for the comparable 2004 period.

Year to Date 2005 Results

For the six months ended June 30, 2005 compared to the six months ended June 30, 2004:

•

Net broadcasting revenue increased 9.2% to $99.3 million from $91.0 million;

•

Operating income increased 2.5% to $20.1 million from $19.6 million;

•

Net income increased to $5.9 million, or $0.23 net income per diluted share, from $1.1 million, or $0.04 net income per diluted share;

•

SOI increased 7.9% to $37.3 million from $34.5 million;

•

EBITDA increased to $26.8 million from $19.1 million;

•

Adjusted EBITDA increased 4.5% to $27.5 million from $26.3 million;

•

Same station net broadcasting revenue increased 8.5% to $84.3 million from $77.7 million;

•

Same station SOI increased 13.7% to $35.1 million from $30.9 million; and

•

Same station SOI margin increased to 41.6% from 39.7%.

Included in the results for the six months ended June 30, 2005 is:

•

An accrual of litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share).

Included in the results for the six months ended June 30, 2004 are:

•

A $6.6 million loss from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011 ($4.0 million loss, net of tax, or $0.16 loss per share);

•

A $0.2 million loss from disposal of assets ($0.1 million loss, net of tax); and

•

A loss of $0.3 million from discontinued operations, net of tax, or $0.01 loss per share.

Other comprehensive loss of $1.3 million, net of tax, is related to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,981,055 diluted weighted average shares for the six months ended June 30, 2005, and 24,545,123 diluted weighted average shares for the comparable 2004 period.

SOI Margin Composition Analysis

The following analysis, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s second quarter SOI margin.  The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended June 30,

(Net Broadcasting Revenue and SOI in millions)

	2004				2005
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	19	$21.6	$12.7	58.8%	16	$19.5	$12.1	61.8%
30% to 49%	31	13.3	5.1	38.1%	29	13.7	5.9	42.9%
0% to 29%	28	7.6	1.4	18.0%	30	10.4	2.4	23.0%
Less than 0%	16	1.6	(0.3)	(17.5%)	28	3.9	(0.9)	(22.7%)
Subtotal	94	44.1	18.9	42.8%	103	47.5	19.5	40.9%
Other	-	3.7	-	1.7%	-	4.0	0.5	13.4%
Total	94	$47.8	$18.9	39.6%	103	$51.5	$20.0	38.8%

Balance Sheet

As of June 30, 2005, the company had net debt of $299.1 million and was in compliance with all of its covenants under its credit facilities and bond indentures.  Salem’s bank leverage ratio was 4.98 as of June 30, 2005 versus a compliance covenant of 6.75.  Salem’s bond leverage ratio was 5.43 as of June 30, 2005 versus a compliance covenant of 7.0.

Acquisitions

Since March 31, 2005, Salem has announced the following acquisition transactions:

•

KCRO (660 AM) in Omaha, Neb. (Omaha-Council Bluffs market) for $3.1 million (now operated by Salem under a local marketing agreement);

•

WGUL (860 AM) in Dunedin, Fla. (Tampa-St. Petersburg-Clearwater market), and WLSS (930 AM) in Sarasota, Fla. (Sarasota-Bradenton market), for a total of $9.5 million;

•

KHLP (1420 AM) in Omaha, Neb. (Omaha-Council Bluffs market), for $0.9 million; and

•

KVMG (103.9 FM) in Yuba City, Calif. (Sacramento market) via an exchange with Bustos Media (now operated by Salem under a local marketing agreement).

Since March 31, 2005, Salem has completed the acquisition, via an exchange with Univision, of KSFS (94.3 FM) in Jackson, Calif., (Sacramento market).

Divestitures

Since March 31, 2005, Salem has announced the divestiture transactions of:

•

WCCD (1000 AM) in Parma, Ohio (Cleveland market) for $2.1 million (now operated by the acquirer under a local marketing agreement); and

•

KSFS (94.3 FM) in Jackson, Calif. (Sacramento market) and KCEE (103.3 FM) in Grass Valley, Calif., via an exchange with Bustos Media, which included  $0.5 million of additional consideration paid to Salem (Salem is to retain call letters KSFS and KCEE and both stations are now operated by the acquirer under local marketing agreements).

Since March 31, 2005, Salem has completed the divestiture, via an exchange with Univision, of KSFB (100.7 FM) in San Rafael, Calif., (San Francisco market).

Third Quarter 2005 Outlook

For the third quarter of 2005, Salem is projecting:

•

Net broadcasting revenue to be between $50.0 million and $50.5 million reflecting mid single digit growth compared to third quarter 2004 net broadcasting revenue of $47.3 million;

•

SOI to be between $18.0 million and $18.5 million approximately even with third quarter 2004 SOI of $18.3 million, due to the impact of start-up costs associated with recently acquired stations; and

•

Net income per diluted share to be between $0.09 and $0.11.

Third quarter 2005 outlook reflects the following:

•

Same station net broadcasting revenue growth in the mid single digits compared to third quarter 2004;

•

Same station SOI growth in the mid to high single digits compared to third quarter 2004;

•

Reduced inventory loads at KLTY (94.9 FM), our CCM radio station in Dallas;

•

The absence of political revenue that contributed $0.6 million to third quarter 2004;

•

Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk and CCM stations;

•

Start up costs associated with recently acquired stations in the Chicago, Cleveland, Dallas, Detroit, Honolulu, Houston, Sacramento, Miami, Omaha and Tampa markets; and

•

The exchange of radio stations with Univision and Bustos Media.

Full Year 2005 Outlook

Additionally, for 2005 as a whole, the company expects corporate expenses of approximately $19.5 million. This includes costs associated with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 of approximately $0.8 million. Salem also expects acquisition related and income producing capital expenditures of approximately $10.0 million and maintenance capital expenditures of approximately $5.5 million. Acquisition related and income producing capital expenditures include the upgrades of our radio station signals at WYLL (1160 AM) in Chicago, Ill., WFSH (104.7 FM) in Athens, Ga. (Atlanta market), KKOL (1300 AM) in Seattle, Wash., and KCBQ (1170 AM) in San Diego, Calif., as well as studio and office construction costs in Honolulu, Hawaii that will allow the company to eliminate office rent expense in that market.

Stock Repurchases

On November 4, 2004, the company reported that its board of directors authorized a stock repurchase program for up to $25 million of stock.  During the quarter ended June 30, 2005, the company repurchased 210,319 shares of its Class A common stock for $3.8 million.

Salem will host a teleconference to discuss its results today at 5:00 p.m. Eastern Time.  To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time.  The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc.   If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 22, 2005. This replay can be accessed by dialing (973) 341-3080, pass-code 6291251 or heard on the company’s website.

Salem Communications Corporation (Nasdaq: SALM), headquartered in Camarillo, is the leading U.S. radio broadcaster focused on Christian and family-themed programming. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Denise Davis

Director of Communications

Salem Communications

(805) 987-0400 ext. 1081

denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), legal costs and gain or loss on the disposal of assets.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA  are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definition of station operating income, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005

Net broadcasting revenue	$ 47,800	$ 51,510	$ 90,957	$ 99,323
Other media revenue	2,352	2,740	4,298	5,168
Total revenue	50,152	54,250	95,255	104,491
Operating expenses:
Broadcasting operating expenses	28,875	31,527	56,419	62,044
Other media operating expenses	2,030	2,494	4,192	4,871
Corporate expenses	4,247	4,936	8,551	9,983
Litigation costs	-	650	-	650
Depreciation and amortization	3,129	3,453	6,226	6,803
Loss on disposal of assets	-	33	224	15
Total operating expenses	38,281	43,093	75,612	84,366
Operating income	11,871	11,157	19,643	20,125
Other income (expense):
Interest income	93	22	122	45
Interest expense	(5,366)	(5,593)	(11,036)	(10,705)
Loss on early redemption of debt	(6,588)	-	(6,588)	-
Other income (expense), net	279	(71)	168	(139)
Income before income taxes and discontinued operations	289	5,515	2,309	9,326
Provision for income taxes	117	1,962	894	3,381
Income before discontinued operations	172	3,553	1,415	5,945
Discontinued operations, net of tax	(335)	-	(335)	-
Net income (loss)	$ (163)	$ 3,553	$ 1,080	$ 5,945
Other comprehensive loss, net of tax	-	(1,326)	-	(1,326)
Comprehensive income (loss)	$ (163)	$ 2,227	$ 1,080	$ 4,619

Basic net earnings per share	$ (0.01)	$ 0.14	$ 0.04	$ 0.23
Diluted net earnings per share	$ (0.01)	$ 0.14	$ 0.04	$ 0.23

Basic weighted average shares outstanding	25,205,348	25,887,299	24,365,727	25,925,453
Diluted weighted average shares outstanding	25,412,122	25,939,455	24,545,123	25,981,055

Other Data:
Station operating income	$ 18,925	$ 19,983	$ 34,538	$ 37,279
Station operating margin	39.6%	38.8%	38.0%	37.5%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2004	2005

Assets
Cash	$ 10,994	$ 6,118
Accounts receivable, net	29,535	30,664
Deferred income taxes	4,683	4,436
Other current assets	3,712	2,666
Property, plant and equipment, net	102,987	109,316
Intangible assets, net	420,466	458,507
Bond issue costs	3,342	3,042
Bank loan fees	3,710	3,317
Fair value of interest rate swap	4,142	-
Other assets	2,213	1,677
Total assets	$ 585,784	$ 619,743

Liabilities and Stockholders' Equity
Current liabilities	$ 20,045	$ 18,967
Long-term debt and capital lease obligations	281,024	309,370
Deferred income taxes	32,715	34,988
Other liabilities	4,363	7,908
Stockholders' equity	247,637	248,510
Total liabilities and stockholders' equity	$ 585,784	$ 619,743

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005

Capital expenditures
Acquisition related / income producing	$ 3,147	$ 1,606	$ 5,194	$ 3,680
Maintenance	1,733	2,078	3,470	3,920

Total capital expenditures	$ 4,880	$ 3,684	$ 8,664	$ 7,600

Tax information
Cash tax expense	$ 94	$ 131	$ 180	$ 149
Deferred tax expense	23	1,831	714	3,232
894
Provision for income taxes	$ 117	$ 1,962	$ 894	$ 3,381

Tax benefit of non-book amortization	$ 2,879	$ 2,923	$ 5,739	$ 6,081

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 40,607	$ 43,134	$ 77,695	$ 84,317
Net broadcasting revenue - acquisitions / dispositions / format changes	7,193	8,376	13,262	15,006

Total net broadcasting revenue	$ 47,800	$ 51,510	$ 90,957	$ 99,323

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 23,497	$ 24,217	$ 46,833	$ 49,242
Broadcasting operating expenses - acquisitions / dispositions / format changes	5,378	7,310	9,586	12,802

Total broadcasting operating expenses	$ 28,875	$ 31,527	$ 56,419	$ 62,044

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17,110	$ 18,917	$ 30,862	$ 35,075
Station operating income - acquisitions / dispositions / format changes	1,815	1,066	3,676	2,204

Total station operating income	$ 18,925	$ 19,983	$ 34,538	$ 37,279

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18,925	$ 19,983	$ 34,538	$ 37,279
Plus:
Other media revenue	2,352	2,740	4,298	5,168
Less:
Other media operating expenses	(2,030)	(2,494)	(4,192)	(4,871)
Litigation costs	-	(650)	-	(650)
Corporate expenses	(4,247)	(4,936)	(8,551)	(9,983)
Depreciation and amortization	(3,129)	(3,453)	(6,226)	(6,803)
Loss on disposal of assets	-	(33)	(224)	(15)

Operating income	$ 11,871	$ 11,157	$ 19,643	$ 20,125

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$ 15,279	$ 15,222	$ 26,261	$ 27,454
Less:
Loss on early redemption of long-term debt	(6,588)	-	(6,588)	-
Discontinued operations, net of tax	(335)	-	(335)	-
Loss on disposal of assets	-	(33)	(224)	(15)
Litigation costs	-	(650)	-	(650)

EBITDA	8,356	14,539	19,114	26,789
Plus:
Interest income	93	22	122	45
Less:
Depreciation and amortization	(3,129)	(3,453)	(6,226)	(6,803)
Interest expense	(5,366)	(5,593)	(11,036)	(10,705)
Provision for income taxes	(117)	(1,962)	(894)	(3,381)

Net income (loss)	$ (163)	$ 3,553	$ 1,080	$ 5,945

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending
	September 30, 2005
	Low	High

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18.00	$ 18.50
Plus:
Other media revenue	2.60	2.60
Less:
Other media operating expenses	(2.45)	(2.45)
Corporate expenses	(4.70)	(4.70)
Depreciation and amortization	(3.50)	(3.50)

Operating income	$ 9.95	$ 10.45